                                       SUPPLEMENT TO PROSPECTUS
                                         DATED APRIL 5, 2000
                                5,316 SHARES OF KEYSTONE PROPERTY TRUST
                                     COMMON STOCK $0.001 PAR VALUE


                                       REGISTRATION NO. 333-92741
                                       --------------------------


     On June 27, 2003, an aggregate of 5,316 OP Units were transferred by means of gift from Jeffrey E. Kelter to the Trustees of Trinity College (the "Donee"). Subsequently, all of the OP Units were converted by the Donee into Common Shares on a 1:1 basis.

     The above-referenced Prospectus is hereby supplemented to update the table of selling security holders as follows:


                    SHARED OWNED                                     SHARES OWNED
                   BEFORE OFFERING                                  AFTER OFFERING
                   ---------------                                  --------------
                                                    REGISTERED
NAME             NUMBER             PERCENTAGE      SHARES       NUMBER     PERCENTAGE
----             ------             ---------       ------       ------     ----------

Jeffrey E.
Kelter           1,052,113 (3)       7.05% (3)      458,320      593,793        398%

The Trustees
of Trinity
College              5.316 (3)           * (3)        5,316          0            *


                        -----------------------------------------------------

                        The date of this Prospetus Supplement is July 15, 2003